Exhibit 10(l)

MSA SAFETY INCORPORATED
MSA Corporate Center
1000 Cranberry Woods Drive
Cranberry Township, PA 16066

2023 MANAGEMENT EQUITY INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT

MSA SAFETY INCORPORATED, a Pennsylvania corporation (the “Company”), and the award recipient (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

. Performance Stock Unit Award. The Company hereby confirms the award to the Grantee of performance stock units, each unit representing one (1) share of common stock of the Company (the “Performance Units”), that would be issued to the Grantee upon the satisfaction of the performance requirements described herein and Grantee’s continuing employment with the Company as described herein. The award date (the “Date of Grant”), the number of Performance Units, the Performance Period and the Performance Conditions are defined in and are set forth in the Grantee’s particular “Award Number” on the Fidelity Stock Plan Services website to which this Agreement relates, including the Attachment A (“Attachment A”) related to such Award Number, which Attachment A is available through the link on the Fidelity Stock Plan Services website. This award is made under and subject to the terms and conditions of the Company’s 2023 Management Equity Incentive Plan (the “Plan”) and this Agreement. Performance Units are not shares of stock and Grantee shall not be a shareholder with respect to the same until the shares are issued. The Grantee shall not have shareholder rights and may not vote or receive dividends or other distributions, until the shares have been issued to the Grantee. The Plan and the applicable Attachment A are incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in Attachment A or in the Plan, as the case may be, unless the context otherwise requires. The Performance Units award shall be effective only upon receipt by the Company of this Agreement, executed by the Grantee by electronic acceptance.

. Acceptance of Performance Unit Award. The Grantee accepts the award of the Performance Units confirmed by this Agreement, acknowledges having received a copy of the Plan, the Attachment A and the current Prospectus related to the Plan (and consents to the electronic delivery of the Plan, Attachment A and the Prospectus through the link to the same on the Fidelity Stock Plan Services website), and agrees to be bound by the terms and provisions of Attachment A and the Plan, including as the Plan may be amended from time to time; provided, however, that no amendment or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the outstanding Performance Units.

. Restrictions.

(A) Provisions with respect to the vesting or the forfeiture of the Performance Units in the case of certain types of termination of employment and in the case of a Change in Control are contained in Attachment A.

(B) If a Grantee engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Company or any of its Subsidiaries, all Performance Units remaining subject to the employment restriction imposed hereby shall be immediately forfeited to the Company, and the Grantee shall have no further rights with respect to such Performance Units. Whether a Grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(C) Performance Units are subject to the Company’s Recoupment Policy, as it may be amended from time to time. Performance Units may be cancelled by the Company without payment thereon and/or the Grantee may be required to return any shares issued or to repay gains realized from Performance Units upon demand by the Company pursuant to the Company’s Recoupment Policy on the basis of any circumstances described therein.

(D) Shares acquired by the Grantee upon the vesting of Performance Units are subject to the Company’s share ownership and retention policy.

(E) The Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any Performance Units, or any rights or interests appertaining thereto, prior to the issuance or transfer to the Grantee of certificates with respect to the shares issued hereunder, except that, subject to the provisions of Section 3(F) hereof, the Performance Units may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.

(F) In addition to the restrictions imposed hereby, the Performance Units and any rights or interests appertaining thereto may not be sold, exchanged, assigned, alienated, pledged, hypothecated, encumbered, charged, given, transferred or otherwise disposed of, either voluntarily or by operation of law, until six months have elapsed from the effective date of this Performance Unit award unless the employment restriction applicable to the Performance Unit has lapsed as a result of the Grantee’s death or disability within the meaning of Section 409A (2)(C) of the Code.

. Withholding of Taxes. The Grantee shall be advised by the Company or a Subsidiary as to the amount of any income or employment taxes required to be withheld by the Company or such Subsidiary on the compensation income resulting from the issuance of the Shares.

The Grantee shall pay any taxes required to be withheld directly to the Company or any Subsidiary in cash upon request or in such other form as may be required by the Company. If the Grantee does not pay any taxes required to be withheld directly to the Company or one of its Subsidiaries within ten days after any such request, the Company or any of its Subsidiaries may withhold such taxes from any other compensation to which the Grantee is entitled from the Company or any of its Subsidiaries. The Grantee shall hold the Company and its Subsidiaries harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

With the approval of the Committee (or, in the case of deduction by the unilateral action of the Committee), shares of Common Stock may be deducted by the Company from the shares issuable for the Performance Units, or the Grantee may deliver to the Company shares of Common Stock already owned by the Grantee, to satisfy any tax withholding obligation in whole or in part, as long as such withholding or delivery of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities, or the Company’s policies including its Insider Trading Policy. The number of shares of Common Stock to be deducted or delivered shall be determined by reference to the Fair Market Value of such shares on the applicable date.

. Interpretation of Plan and Agreement. This Agreement is the performance stock units agreement referred to in Section 5 of the Plan. If there is any conflict between the Plan or Attachment A and this Agreement, the provisions of the Agreement shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee, and the decision of the Committee shall be final, binding and conclusive for all purposes.

. Effect of Agreement on Rights of Company and Grantee. This Agreement does not confer any right on the Grantee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of the Grantee.

. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

. Entire Agreement. This Agreement and the related Attachment A constitute the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

. Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, United States of America.

By accepting this award, the Company and the Grantee accept the terms of this Agreement as of the Date of Grant.